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
Bridge Bancorp Inc. and Subsidiary
Computation of Per Share Income
June 30, 1999
(UNAUDITED)
                                                       ------------------------------------------------------
                                                          Three months ended               Six months ended
                                                        June 30,       June 30,        June 30,      June 30,
                                                         1999           1998            1999          1998
                                                       ------------------------------------------------------
Net Income .........................................   $1,167,000   $  945,000        $2,120,000   $1,765,000
Common Equivalent Shares:
Weighted Average Common Shares Outstanding .........    4,249,047    4,223,997         4,246,931    4,223,997
Weighted Average Common Equivalent Shares ..........       27,636       44,694            28,912       44,694
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Weighted Average Common and Common Equivalent Shares    4,276,683    4,268,691         4,275,843    4,268,691
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Net Income per Common Equivalent Share .............   $     0.27   $     0.22        $     0.49   $     0.41
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